UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     August 19, 2014 (August 15, 2014)

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 15, 2014, SFX Entertainment, Inc. (“SFX” or the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), dated February 7, 2014, among the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

Among other things, the Amendment modifies the Credit Agreement by amending the definition of “Consolidated EBITDA” to allow the Consolidated EBITDA of SFX to be increased by (i) incremental contributions to Consolidated EBITDA that SFX reasonably believes in good faith could have been realized or achieved from the guaranteed payments provided under one or more Qualified Marketing Agreements (as defined in the Credit Agreement) entered into after the period for which Consolidated EBITDA is being calculated and before the relevant date of determination had such Qualified Marketing Agreements been effective as of the beginning of such period and (ii) incremental contributions to Consolidated EBITDA that the Company reasonably believes in good faith it will achieve from the end of the relevant period through December 31, 2015 from recoupments under an agreement with M&M Management Vennootschap BVBA (“M&M”), related to start-up investments made in connection with a live event in which M&M is a minority partner; provided that any contributions to Consolidated EBITDA from such recoupments, may not exceed $7.7 million less recoupments already reflected in the historical consolidated financial statements of the Company.

The Amendment also modified certain financial covenants in the Credit Agreement that require the Company to comply with a maximum total leverage ratio and a minimum interest coverage ratio on a quarterly basis.  Upon effectiveness of the Amendment, such financial covenants are only applicable to the Company if any revolving loan, swingline loan or letter of credit obligation is outstanding as of the last day of any fiscal quarter.

The foregoing description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of August 15, 2014 by and among the Company, the lenders party thereto and Barclays Bank PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

August 19, 2014	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of August 15, 2014 by and among the Company, the lenders party thereto and Barclays Bank PLC